EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-2 (No. 33-26582), Form S-3 (Nos. 333-63381, 333-135602 and 333-200937), Form S-3ASR (Nos. 333-213729 and 333-221835), Form S-8 (Nos. 333-01175, 333-94159, 333-124646, 333-124694, 333-124717 and 333-192198), and Form S-4 (No. 333-201992) of Chesapeake Utilities Corporation of our report dated February 28, 2018, relating to the consolidated financial statements, financial statement schedule, and the effectiveness of Chesapeake Utilities Corporation’s internal control over financial reporting, which appears in this Form 10-K.

/s/ Baker Tilly Virchow Krause, LLP

Philadelphia, Pennsylvania
February 28, 2018